                                                                 Conformed Copy


================================================================================


                           BLACK HILLS CORPORATION

                                      TO

                     MANUFACTURERS HANOVER TRUST COMPANY,



                                                           As Trustee

                            ----------------------


                                 TWENTY FIFTH



                            SUPPLEMENTAL INDENTURE


                          Dated as of June 15, 1988


                            ----------------------

                  Supplemental to Indenture of Mortgage and


                 Deed of Trust Dated as of September 1, 1941


                       First Mortgage Bonds, Series Y,
                          9.49%, due June 15, 2018


================================================================================

             TWENTY FIFTH SUPPLEMENTAL INDENTURE, dated as of the 15th day of June, 1988, between Black Hills Corporation (which was formerly named Black Hills Power and Light Company and which now operates its electric utility operations under the assumed name of Black Hills Power and Light Company), a corporation organized and existing under the laws of the State of South Dakota (hereinafter called the "Company"), party of the first part, and Manufacturers Hanover Trust Company, a corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter mentioned (hereinafter called the "Trustee"), party of the second part.

             WHEREAS, in order to secure an authorized issue of First Mortgage Bonds of the Company, the Company has executed and delivered an Indenture of Mortgage and Deed of Trust to Central Hanover Bank and Trust Company (subsequently known as The Hanover Bank), as Trustee, dated September 1, 1941, hereinafter referred to as the "Original Indenture", and has also executed and delivered to said Trustee and to Manufacturers Hanover Trust Company (which on September 8, 1961 became the Trustee under the Original Indenture, as theretofore supplemented and amended, by virtue of the merger of said The Hanover Bank into Manufacturers Trust Company, under said name Manufacturers Hanover Trust Company), as Trustee, various Supplemental Indentures supplementing and/or modifying the Original Indenture, respectively dated as follows:

          First Supplemental Indenture              July 15, 1945
          Second Supplemental Indenture             January 15, 1948
          Third Supplemental Indenture              January 15, 1949
          Fourth Supplemental Indenture             March 1, 1950
          Fifth Supplemental Indenture              March 1, 1952
          Sixth Supplemental Indenture              July 1, 1956
          Seventh Supplemental Indenture            May 1, 1957
          Eighth Supplemental Indenture             May 1, 1959
          Ninth Supplemental Indenture              April 1, 1960
          Tenth Supplemental Indenture              August 1, 1960
          Eleventh Supplemental Indenture           June 1, 1961
          Twelfth Supplemental Indenture            October 1, 1962
          Thirteenth Supplemental Indenture         May 1, 1963
          Fourteenth Supplemental Indenture         June 1, 1969
          Fifteenth Supplemental Indenture          June 15, 1974
          Sixteenth Supplemental Indenture          August 1, 1974
          Seventeenth Supplemental Indenture        July 15, 1975
          Eighteenth Supplemental Indenture         May 1, 1976
          Nineteenth Supplemental Indenture         February 15, 1977
          Twentieth Supplemental Indenture          April 1, 1977
          Twenty First Supplemental Indenture       June 1, 1977
          Twenty Second Supplemental Indenture      July 14, 1982
          Twenty Third Supplemental Indenture       September 1, 1986
          Twenty Fourth Supplemental Indenture      April 13, 1987

and the Company also executed and delivered to said The Hanover Bank, as Trustee, Subordination Agreements dated December 29, 1950 and September 19, 1955 also supplementing the Original Indenture, which, as supplemented and amended by said twenty-four Supplemental Indentures and said Subordination Agreements, is hereinafter referred to as the "Indenture"; and

            WHEREAS, pursuant to the provisions of the Indenture, First Mortgage Bonds have been duly issued and are presently outstanding and secured by the Indenture as follows:


                                                                      Principal Amount
      Series                                                             Outstanding
      ------                                                          ----------------
      Series I, 5 1/8%, due May 1, 1989                                   $ 860,000
      Series J, 5 3/4%, due April 1, 1990                                   865,000
      Series K, 5 5/8%, due August 1, 1990                                  865,000
      Series L, 5 3/8%, due June 1, 1991                                    870,000
      Series M, 5%, due October 1, 1992                                     870,000
      Series N, 4 3/4%, due May 1, 1993                                     879,000
      Series O, 8.05%, due June 1, 1999                                   4,975,000
      Series R, 6 5/8%, due April 1, 2007                                 5,850,000
      Series S, 6 5/8%, due April 1, 2007                                 2,050,000
      Series T, 6 5/8%, due April 1, 2007                                 1,000,000
      Series U, 6 5/8%, due April 1, 2007                                 1,000,000
      Series V, 6.85%, due June 1, 2007                                   1,550,000
      Series W, 6.85%, due June 1, 2007                                   2,850,000
      Series X, 8.375%, due October 1, 1998                               6,000,000
                                                                        -----------
                                                                        $30,484,000
                                                                        ===========


; and


             WHEREAS, the Company has acquired certain property not heretofore specifically described under the Indenture and it desires to specifically describe such property; and

             WHEREAS, as permitted by the Indenture, the Company, by resolutions of its Board of Directors duly adopted, has determined to create a new series of bonds to be known as its "First Mortgage Bonds, Series Y, 9.49%, due June 15, 2018" (herein called "Series Y Bonds"), to be initially authenticated and delivered in the aggregate principal amount of $6,000,000, in the form, having the characteristics and being entitled to the benefits as in this Supplemental Indenture provided; and

             WHEREAS, the Company, in exercise of the powers and authority conferred upon and reserved to it under and by virtue of the provisions of the Indenture, and particularly the provisions contained in Articles Two and Seventeen thereof, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Twenty Fifth Supplemental Indenture in the form hereof (herein sometimes referred to as "this Supplemental Indenture") for the purposes herein provided; and

             WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

           NOW THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, in order to better secure the payment both of the principal of and interest on all Bonds issued under the Indenture and that may be issued under this or any other indentures supplemental thereto, according to their tenor and effect, and the performance by the Company of all the covenants and conditions herein and therein contained, and in order to establish the terms of the Series Y Bonds, hereby further covenants and agrees to and with the Trustee and its successors in the trust under the Indenture for the benefit of all those who shall from time to time hold the Series Y Bonds as follows:


           The Company does hereby ratify and confirm its Mortgage and Pledge to the Trustee of all property described in the Indenture and does hereby by these presents grant, bargain, sell, warrant, alien, remise, release, convey, confirm, assign, mortgage, pledge and set over unto the Trustee, and to its successors and assigns forever, the following described property acquired by the Company and not heretofore specifically described under the Indenture:

                   LANDS IN PENNINGTON COUNTY, SOUTH DAKOTA

         Utility Lot 1 of Par Subdivision in the unplatted portion of Northeast Quarter Southeast Quarter and Southeast Quarter Southeast Quarter of
         Section 23, Township 1 North, Range 7 East, Black Hills Meridian, Containing 0.918 acres, more or less.

            TOGETHER with all contracts, agreements, rights and understandings, whether now owned or hereafter acquired for the purchase or exchange of electric energy or for the making of connections for exchange of energy or service, including but not limited to:

         Reserve Capacity Integration Agreement, dated as of May 5, 1987, between Pacific Power & Light Company and Black Hills Power and Light Company providing for the integration of the parties reserve capacity for a term commencing July 1, 1987 and terminating June 30, 2012.

            TOGETHER with, all and singular, the tenements, hereditaments and appurtenances belonging or in any way appertaining to said property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to said property, and every part and parcel thereof;

            TOGETHER with all building, structures and improvements erected or constructed on any of the above described tracts of land;

            TOGETHER with all property, real, personal and mixed situated upon, connected with, used in connection with, or in any wise appertaining to any of the property described in the Indenture or in this Supplemental Indenture, presently owned by the Company (other than Excepted Property as defined in the Indenture), and including all rights of way, easements, licenses, permits, and privileges in connection with or pertaining to all of such property, whether existing by reason of express or implied, written or oral, evidences of ownership, rights, agreements or understandings;

            TOGETHER with all electric generating plants and electric transmission and distribution systems now owned by the Company, and any additions to or extensions of any such electric generating plants and electric transmission and distribution systems, together with all engines, dynamos, motors, generators, boilers, turbines, pole lines, poles, wires, cross-arms, insulators, transformers, meters, buildings, erections, structures, stations, substations, powerhouses, power producing and power transmitting equipment, water, water rights, waterwheels, headworks, race-ways, hydraulic works, hydro-electric plants, cables, conduits, tools, instruments, apparatus, appliances, machinery, facilities, fixtures and all other property used or provided for use in the construction, repair, maintenance or operation thereof (other than Excepted Property as defined in the Indenture), and together also with all the rights, privileges, franchises, easements, licenses, ordinances, rights of way, liberties, immunities and permits of the Company howsoever conferred or acquired with respect to the construction, maintenance, repair or operation of said electric generating plants and electric transmission or distribution systems, and each of them, and any additions thereto and extension thereof (EXCEPT, and not including the Project and Project Site, and all improvements and appurtenances thereto as defined in and all of which are released from the lien of the Indenture by the provisions of Article One of the Eighteenth Supplemental Indenture, dated as of May 1, 1976);

            TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

            IN TRUST, NEVERTHELESS, for the same purposes and upon the same trusts, terms and conditions, and subject to and with the same provisions and covenants as are set forth in the Indenture (as amended by this Supplemental Indenture) with the same effect in all respects as if the property and rights herein described and herein conveyed to the Trustee had, at the time of the execution and delivery of the Original Indenture, been owned by the Company and had been specifically and at length described in and conveyed to the Trustee by the Original Indenture as a part of the property therein stated to be conveyed.


                                ARTICLE ONE
                           Series Y Bonds, 9.49%

            SECTION 1.01. There is hereby created a series of Bonds, known as and entitled "First Mortgage Bonds, Series Y, 9.49%, due June 15, 2018", and the form thereof shall be as provided in this Supplemental Indenture.

            The aggregate principal amount of Series Y Bonds which may be authenticated and delivered and outstanding under the Indenture and this Supplemental Indenture shall be limited in aggregate principal amount to $6,000,000, except as provided under Section 2.12 of the Indenture. The Series Y Bonds shall bear interest at the rate of 9.49% per annum until the principal thereof becomes due and payable and thereafter, if default be made in the payment of such principal, at the rate of 10.49% per annum until the principal thereof shall be paid. The Series Y Bonds shall mature June 15, 2018.

            The Series Y Bonds shall be registered Bonds without coupons in denominations of $1,000 and any multiples of $1,000 which may be executed by the Company and delivered to the Trustee for authentication and delivery. The date of commencement of the first interest period for the Series Y Bonds shall be the date of initial authentication and delivery thereof. The Series Y Bonds shall be dated as provided in Section 2.05 of the Indenture, and shall be numbered from YRX1 consecutively upwards. All Series Y Bonds shall bear interest from their respective dates, such interest to be payable semi-annually on the fifteenth day of June and December in each year. The first interest payment shall be due December 15, 1988 and shall include interest from the date of initial authentication and delivery thereof. The principal of, premium, if any, and interest on the Series Y Bonds shall be payable at the principal corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. The Series Y Bonds shall be subject to redemption as provided in Sections 1.03 and 1.04 and Article Two of this Supplemental Indenture.

            The Trustee is hereby appointed Registrar in respect of the Series Y Bonds, and the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, is hereby designated as the office or agency of the Company in said Borough where notices or demands in respect of Series Y Bonds may be served.

            The definitive Series Y Bonds shall be issued in such printed form as approved by the Trustee. Subject to the foregoing provisions of this Section and to the provisions of Section 2.11 of the Indenture, all definitive Series Y Bonds shall, upon surrender thereof to the Trustee at its principal office, be exchangeable for other Bonds of the same series, in registered form and in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Series Y Bonds without coupons, whenever the same shall be required for any such exchange.

            SECTION 1.02. The text of the Series Y Bonds, and the certificate of authentication of the Trustee to be executed thereon, are to be substantially in the following forms, respectively:

                           (FORM OF SERIES Y BONDS)

            No. YRX __________________                       $ _________________

                            BLACK HILLS CORPORATION

            FIRST MORTGAGE BOND, SERIES Y, 9.49% DUE JUNE 15, 2018

            BLACK HILLS CORPORATION (hereinafter called the "Company"), a corporation organized and existing under the laws of the State of South Dakota, for value received, hereby promises to pay to or registered assigns, on the 15th day of June, 2018, at the principal corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York, _____________________________ Dollars, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the date hereof, at the rate of 9.49 per cent, per annum (computed on the basis of a 360-day year of 12 thirty-day months), payable at said principal office of the Trustee in like coin or currency semi-annually on June 15 and December 15 in each year until the principal hereof shall have become due and payable, and thereafter if default be made in the payment of such principal, at the rate of 10.49 per cent, per annum until the principal hereof shall be paid. The first interest payment shall be due December 15, 1988 and shall include interest from the date of initial authentication and delivery thereof.

            This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds", issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of September 1, 1941 executed by the Company to Central Hanover Bank and Trust Company (subsequently known as The Hanover Bank and herein, with its successor by merger, Manufacturers Hanover Trust Company, called the "Trustee"), as Trustee, as supplemented and amended by Supplemental Indentures dated as of July 15, 1945, January 15, 1948, January 15, 1949, March 1, 1950, March 1, 1952, July 1, 1956, May 1, 1957, May 1, 1959,
April 1, 1960, August 1, 1960, June 1, 1961, October 1, 1962, May 1, 1963,
June 1, 1969, June 15, 1974, August 1, 1974, July 15, 1975, May 1, 1976,
February 15, 1977, April 1, 1977, June 1, 1977, July 14, 1982, September 1,
1986, April 13, 1987 and June 15, 1988, and Subordination Agreements dated December 29, 1950 and September 19, 1955 (said Original Indenture as so supplemented and amended being hereinafter collectively called the "Indenture"), to which Indenture and all further instruments supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds and the coupons appurtenant to coupon Bonds and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be issued and secured.

            To the extent permitted by the Indenture and as provided therein, with the consent of the Company and upon the written consent or affirmative vote of at least sixty-six and two-thirds per cent in principal amount of the Bonds then outstanding and entitled to consent, and of not less than sixty-six and two-thirds per cent, in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and coupons appurtenant to coupon Bonds, and the terms and provisions of the Indenture and of any instrument supplemental thereto may be modified from time to time, provided that no such modification or alteration shall be made which would postpone the date fixed herein or in the coupons or in the Indenture for the payment of the principal of, or any installment of interest on, the Bonds, or reduce the principal of, or the rate of interest payable on, the Bonds, or reduce the percentage of the principal amount of Bonds the consent of which is required for the authorization of any such modification or alteration, or which would modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

            As provided in the Indenture, said Bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of a series of Bonds entitled "First Mortgage Bonds, Series Y, 9.49%, due June 15, 2018" (the "Series Y Bonds").

           Optional Redemption. On and after June 15, 1991, the Series Y Bonds
           -------------------
are subject to redemption, in whole or in part at the option of the Company upon at least thirty (30) days and not more than fifty (50) days notice, mailed to all registered owners of Series Y Bonds to be redeemed, at their respective addresses as the same shall appear on the Bond register of the Company, all subject to the conditions and as more fully provided in the Indenture, at the following redemption price:




             A. On (but not before) or after June 15, 1991, and prior to June
                15, 2008, the price of the Series Y Bonds to be redeemed shall be (a) 100% of the principal amount of the Series Y Bonds to be redeemed, plus (b) accrued interest to the date fixed for redemption, plus (c) a Make-Whole Premium.

                The "Make-Whole Premium" shall mean the product of the excess, if any, of (a) the present value as of the date of redemption of all remaining scheduled principal and interest payments, including the principal payment at final maturity and the remaining scheduled interest payments on the Series Y Bonds (determined by discounting such amounts at the Reinvestment Yield from the respective dates on which such principal and interest payments are payable), minus 100% of the principal amount of the outstanding Series Y Bonds, times (b) a fraction, the numerator which is the principal amount of the Series Y Bonds being redeemed on such date pursuant to this Section and the denominator of which is 100% of the principal amount of the then outstanding Series Y Bonds.

                "Reinvestment Yield" shall mean the rate published in the weekly statistical release designated H.15(519) of the Federal Reserve System under the caption "U.S. Government Securities-Treasury Constant Maturities" the ("Statistical Release") (or if the Statistical Release is not published, such reasonably comparable index as may be designated by the holders of 66 2/3% in aggregate principal amount of the Series Y Bonds outstanding) for the maturity corresponding to the remaining Average Term to Maturity of the Series Y Bonds as of the date of redemption, rounded to the nearest month, plus 75 basis points. If no maturity exactly corresponds to such Average Term to Maturity of the Series Y Bonds, yields for the terms just before and just after the Average Term to Maturity of the Series Y Bonds shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield will be interpolated from such yields on a straight-line basis, rounding each of the relevant periods to the nearest month. For the purposes of calculating the Reinvestment Yield, the most recent Statistical Release published prior to the date of determination hereunder shall be used.


                "Average Term to Maturity" shall mean, as of the time of determination thereof, the number of years obtained by dividing the Remaining Dollar-Years of the Series Y Bonds by the then outstanding principal amount of the Series Y Bonds. The term "Remaining Dollar-Years of the Series Y Bonds" shall mean the amount obtained by (1) multiplying the amount of each of the then remaining scheduled principal and interest payments, including the principal payments at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination of the Average Term to Maturity of the Series Y Bonds and the date of each particular scheduled principal and interest payment and, (2) totaling all products obtained in (1).

    B. On (but not before) June 15, 2008, or at any time thereafter, the Series Y Bonds are subject to redemption upon payment of accrued interest to the redemption date plus the applicable percentage of the principal amount thereof set forth below:

          If Redeemed During 12
          Month Period Beginning
                June 15                              Percentage
          ----------------------                     ----------
                  2008                                 102.945
                  2009                                 102.618
                  2010                                 102.291
                  2011                                 101.963
                  2012                                 101.636
                  2013                                 101.309
                  2014       .                         100.982
                  2015                                 100.654
                  2016                                 100.327
                  2017                                 100.000


           Mandatory sinking fund. The Series Y Bonds are subject to redemption,
           ----------------------
pursuant to the terms of the mandatory sinking fund provided for in the Indenture. Beginning on June 15, 1998, and on each June 15 thereafter, there shall become due and payable, and the Company will pay the principal sum of $290,000 on the principal indebtedness evidenced by the Series Y Bonds plus accrued interest thereon to the redemption date. No premium shall be payable in connection with any payment made pursuant to this Section.

           Optional sinking fund. On June 15, 2008 and thereafter on any Series
           ---------------------
Y Sinking Fund Payment Date as defined in the Supplemental Indenture, the Company shall have the option to double the mandatory sinking fund payment as long as the aggregate principal amount of the Series Y Bonds retired pursuant to this option does not exceed twenty-five per cent (25%) of the original principal amount of the Series Y Bonds. The right to make such additional sinking fund payments will not be cumulative and to the extent not exercised in any year will lapse.

           The Series Y Bonds are further subject to redemption, in whole or in part, by application of monies deposited with the Trustee in certain cases for the release of properties from the lien of the Indenture, at any time with the giving of the requested notice, all subject to the conditions and at the redemption price as more fully set forth in the Indenture.

           The particular Series Y Bonds to be redeemed from time to time shall be selected by the Trustee in the amount of $1,000 or an integral multiple thereof and as nearly as practicable pro rata among the registered holders of such Series Y Bonds according to the respective principal amounts of such Bonds.

           If this Bond or any portion thereof ($1,000 or a multiple) shall be duly called for redemption as provided in the Indenture, this Bond or such portion thereof shall (unless the Company shall default in the payment of the redemption price) cease to bear interest from and after the date fixed for redemption.

             Upon any partial redemption of this Bond, this Bond may, at the option of the registered holder hereof, be either (a) surrendered to the Trustee in exchange for one or more new Bonds of this Series for the principal amount of the unredeemed portion of this Bond or (b) submitted to the Trustee for notation hereon by the Trustee of the payment of the portion of the principal hereof so called for redemption.

             If an Event of Default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

            This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at said principal corporate trust office of the Trustee, upon surrender for cancellation of this Bond and on payment of charges, and upon any such transfer a new Bond or Bonds, of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

            First Mortgage Bonds, Series Y, 9.49%, due June 15, 2018, are issuable as fully registered Bonds without coupons of the denominations of $1,000 and any multiple of $1,000 which may be executed by the Company and delivered to the Trustee for authentication and delivery. The Series Y Bonds, upon surrender thereof to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, are exchangeable for other Bonds of the same series in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holders surrendering the same.

            The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

            No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto, against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, as more fully provided in the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

            This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee, or its successor as Trustee, under the Indenture.

           IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by its President or one of its Vice-Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

         Dated:

                                       BLACK HILLS CORPORATION,


                                       By ______________________________________
                                                       President.

ATTEST:


__________________________________
           Secretary.

               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

            This is one of the Bonds, of the series designated therein, described in the within mentioned Indenture.

                                       MANUFACTURERS HANOVER TRUST
                                         COMPANY, as Trustee,

                                       By _____________________________________
                                                   Authorized Officer.

            SECTION 1.03. The Series Y Bonds shall be redeemable (except as otherwise provided in the last paragraph of this Section 1.03 or in Section 2.03 of this Supplemental Indenture) at the option of the Company, at any time and from time to time, in whole or in part, on or after June 15, 1991, in the manner and upon the notice provided in Article Ten of the Indenture, at the redemption prices, and subject to the conditions, set forth in the form of Series Y Bonds provided in Section 1.02 of this Supplemental Indenture, together, in each case, with accrued interest to the redemption date. In the case of any redemption of Series Y Bonds for which the Make-Whole Premium set forth in the form of Series Y Bonds provided in Section 1.02 of this Supplemental Indenture may be payable, the Company will give written notice to the registered owners of the Series Y Bonds to be redeemed, and to the Trustee, by telecopy or other same day written communication, three business days prior to the date fixed for redemption, which notice shall set forth the Make-Whole Premium, if any, applicable to the Series Y Bonds to be redeemed, and the calculations used to determine the amount of such premium.

            Any monies applied to the redemption of Series Y Bonds pursuant to the provisions of Section 8.08(a) of the Indenture on or after June 15, 1991 and on or before June 14, 2008, and any monies applied to the redemption of Series Y Bonds pursuant to the provisions of Section 8.08(b) of the the Indenture on or before June 14, 2008, shall be so applied at a redemption price equal to 100% of the principal amount of the Series Y Bonds to be redeemed, plus accrued interest to the redemption date, plus an amount equal to the Make-Whole Premium set forth in the form of the Series Y Bonds provided in Section 1.02 of this Supplemental Indenture. Monies applied to the redemption of Series Y Bonds pursuant to the provisions of Section 8.08(a) or Section 8.08(b) of the Indenture on or after June 15, 2008, shall be applied at a redemption price equal to the applicable percentage of the principal amount of the Series Y Bonds to be redeemed set forth in the form of the Series Y Bonds provided in Section
1.02 of this Supplemental Indenture plus accrued interest to the redemption date.

             SECTION 1.04. Notwithstanding the provisions of Section 10.03 of the Indenture, in case of the redemption at any time of less than all the outstanding Series Y Bonds, the particular Bonds or parts thereof to be redeemed shall be selected by the Trustee from the outstanding Series Y Bonds not previously called for redemption as nearly as practicable pro-rata among the registered holders of the Series Y Bonds according to the respective principal amounts of such Bonds, provided that the portions of the principal of Series Y Bonds at any time so selected for redemption in part shall be equal to $1,000 or an integral multiple thereof.


                                  ARTICLE TWO
                        Sinking Fund for Series Y Bonds

             SECTION 2.01. As a sinking fund for the retirement of Series Y Bonds, so long as any of the Series Y Bonds shall be outstanding, the Company will deposit with the Trustee on June 14, 1998, and annually thereafter on each June 14 to and including June 14, 2017 (each such date being herein sometimes referred to as a "Series Y Sinking Fund Payment Date"), cash in an amount sufficient for the redemption of $290,000 aggregate principal amount of Series Y Bonds on the next ensuing June 15 at a redemption price of 100% of the principal amount thereof, together, in each case, with accrued interest to the redemption date, and thereupon the Trustee shall apply such cash to the redemption of said aggregate principal amount of the Bonds of said series on said next ensuing June
15. Any redemption of less than all of the Series Y Bonds shall not relieve the Company of its obligation to redeem Series Y Bonds in accordance with the requirements of this Section 2.01.

             SECTION 2.02. In addition to the mandatory sinking fund payments required by Section 2.01 of this Supplemental Indenture, on June 15, 2008 and on any Series Y Sinking Fund Payment Date thereafter, the Company shall have the option to double the mandatory sinking fund payment as long as the aggregate principal amount of the Series Y Bonds retired pursuant to this Section 2.02 does not exceed twenty-five percent (25%) of the original principal amount of the Series Y Bonds. Any redemption pursuant to this Section 2.02 shall be at a redemption price of 100% of the principal amount of the Series Y Bonds to be redeemed, together in each case, with accrued interest to the redemption date. Moneys deposited with the Trustee pursuant to this Section 2.02 shall be applied by the Trustee to the redemption of Series Y Bonds on the next ensuing June 15. In the event the Company shall elect to redeem Series Y Bonds pursuant to the provisions of this Section 2.02, the Company shall give written notice of such election to the Trustee on or before the 55th day prior to the applicable Series Y Sinking Fund Payment Date.


            SECTION 2.03. Whenever the Trustee shall be required to redeem Bonds pursuant to the provisions of Section 2.01 or Section 2.02 of this Supplemental Indenture, the Trustee shall, on or before the 45th day prior to the Series Y Sinking Fund Payment

Date, proceed to select for redemption, from the Bonds of said series, in the manner provided in Section 1.04 of this Supplemental Indenture, the aggregate principal amount of Bonds of said series required by the provisions of said
Section 2.01 and Section 2.02 to be redeemed by application of the cash to be paid to the Trustee on said Series Y Sinking Fund Payment Date, and for and on behalf of the Company and in the name of the Company, the Trustee shall give notice, as required by the provisions of Article Ten of the Indenture, of the redemption for the Series Y Sinking Fund of the Bonds so selected. Subject to the provisions of this Article, the redemption of such Bonds shall be effected in the manner and upon the terms provided in Section 10.03 of the Indenture at the sinking fund redemption price of 100% of the principal amount thereof, together, in each case, with accrued interest to the redemption date.

                                 ARTICLE THREE

                           Miscellaneous Provisions

             SECTION 3.01. The Company covenants that so long as any Series Y Bonds shall remain outstanding it will comply with the covenants contained in Sections 9.06, 9.15, 9.16, 9.20 and 9.22 of the Indenture.

             SECTION 3.02 The Company further covenants that so long as any Series Y Bonds shall remain outstanding, the Company will not, without the consent of the holder of each of the Series Y Bonds, revise the original schedule of sinking fund payments as provided in Section 2.01 of this Supplemental Indenture or modify any of the redemption prices for the Series Y Bonds as provided in the form of the Series Y Bonds provided in Section 1.02 of this Supplemental Indenture. The provisions of this covenant can only be modified, amended or otherwise waived with approval from all of the holders of Series Y Bonds outstanding, excluding any Series Y Bonds held by the Company.

             SECTION 3.03. The aggregate principal amount of Bonds which, immediately after the authentication and delivery of the Series Y Bonds to be issued under this Supplemental Indenture, will be outstanding under the provisions of, and secured by, the Indenture, as amended by this Supplemental Indenture, will be $36,484,000, consisting of the Bonds of Series I through Series O and Series R through Series X hereinbefore set forth in the second recital of this Supplemental Indenture and $6,000,000 aggregate principal amount of Series Y Bonds hereby created.

             SECTION 3.04. The Company, by the execution hereof, acknowledges that a true copy of this Supplemental Indenture has been delivered to and received by it.

             SECTION 3.05. Except as amended by this Supplemental Indenture, all the provisions, terms and conditions of the Indenture shall continue in full force and effect.

             SECTION 3.06. This Supplemental Indenture may be executed in several counterparts, all or any of which may be treated for all purposes as one original and shall constitute and be one and the same instrument.

            IN WITNESS WHEREOF, BLACK HILLS CORPORATION, party hereto of the first part, has caused this Supplemental Indenture to be executed on its behalf by its Chairman of the Board or its President or one of its Vice Presidents and its corporate seal to be hereto affixed and to be attested by its Secretary or an Assistant Secretary, and MANUFACTURERS HANOVER TRUST COMPANY, party hereto of the second part, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and to be attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                                       BLACK HILLS CORPORATION

[Corporate Seal]

                                       By            George T. Locke
                                          -------------------------------------
                                               Senior Vice President-Finance

ATTEST:

         David E. Morrill
- --------------------------------------
        Assistant Secretary

Signed, sealed and delivered by
 BLACK HILLS CORPORATION in the
 presence of:

            Neil Farina
- --------------------------------------


         Patricia McDermott
- --------------------------------------

                                       MANUFACTURERS HANOVER TRUST
                                                 COMPANY
[Corporate Seal]
                                       By            W. B. Dodge
                                          -------------------------------------
                                               Assistant Vice President


ATTEST:

          Mark G. Walsh
- --------------------------------------
        Assistant Secretary

Signed, sealed and delivered by
 MANUFACTURERS HANOVER TRUST
 COMPANY in the presence of:

            Neil Farina
- --------------------------------------


         Patricia McDermott
- --------------------------------------

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

         On this 15th day of June, 1988 before me, Peter Ferreri, the
                 ----------------------            -------------
undersigned officer, personally appeared George T. Locke, to me personally known, who acknowledged himself to be, and being by me duly sworn, did say that he is Senior Vice President - Finance of BLACK HILLS CORPORATION, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was executed by, and signed in the name of, the corporation, by him, as such Senior Vice President - Finance and sealed in behalf of the corporation by authority of its Board of Directors for the purposes therein contained, and the said George T. Locke acknowledged the same as the free act and deed of said corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[Notarial Seal]                                    Peter Ferreri
                                       -----------------------------------------
                                                   Notary Public
                                                   Peter Ferreri
                                           Notary Public, State of New York
                                                   No. 41-6278425
                                              Qualified in Queens County
                                        Certificate filed in New York County
                                        Commission Expires October 31, 1988

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )


            On this 15th day of June, 1988 before me, Peter Ferreri, the
                    ----------------------            -------------
undersigned officer, personally appeared W. B. Dodge, to me personally known,
                                         -----------
who acknowledged himself to be, and being by me duly sworn, did say that he is Assistant Vice President of MANUFACTURERS HANOVER TRUST COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was executed by, and signed in the name of, the corporation, by him, as such Assistant Vice President, and sealed in behalf of the corporation by authority of its Board of Directors for the purposes therein contained, and the said W. B. Dodge acknowledged the same
                                             -----------
as the free act and deed of said corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[Notarial Seal]                                    Peter Ferreri
                                       -----------------------------------------
                                                   Notary Public
                                                   Peter Ferreri
                                           Notary Public, State of New York
                                                   No. 41-6278425
                                              Qualified in Queens County
                                        Certificate filed in New York County
                                        Commission Expires October 31, 1988